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                        BROWN, CUMMINS & BROWN CO., L.P.A
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
J.W. BROWN (1911-1995)           441 VINE STREET
JAMES R. CUMMINS             CINCINNATI, OHIO  45202
ROBERT S BROWN               TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN       TELECOPIER (513) 381-2125               OF COUNSEL
LYNNE SKILKEN                                                    GILBERT BETTMAN
AMY G. APPLEGATE
MELANIE S. CORWIN
JOANN M. STRASSER
PAMELA L. KOGUT


                                        June 1, 1999

The Jhaveri Trust
18820 High Parkway
Cleveland, Ohio 44116

Gentlemen:

      A legal opinion that we prepared was filed with your Form 24F-2 for the fiscal year ended March 31, 1997 (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 5 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                        Very truly yours,


                                        /s/
                                        Brown, Cummins & Brown Co., L.P.A.